CONTACT:   Bruce Zurlnick                     Leigh Parrish/Melissa Myron
           Senior Vice President and          Media Contact: Melissa Merrill
           Chief Financial Officer            Financial Dynamics
           Finlay Enterprises, Inc.           (212) 850-5600
           (212) 808-2800

FOR IMMEDIATE RELEASE
---------------------

                 FINLAY FINE JEWELRY EXTENDS EXCHANGE OFFER FOR
                          8-3/8% SENIOR NOTES DUE 2012

     NEW YORK, NY, OCTOBER 13, 2004 -- FINLAY ENTERPRISES, INC. ("FINLAY
ENTERPRISES") (NASDAQ: FNLY) today announced its wholly-owned subsidiary, Finlay
Fine Jewelry Corporation ("Finlay Jewelry"), has extended the expiration date of its offer to exchange all of its outstanding 8-3/8% Senior Notes, due June 1,
2012, having an aggregate principal amount of $200.0 million (the "Restricted
Notes") for up to $200.00 million aggregate principal amount of Finlay Jewelry's new 8-3/8% Senior Notes due June 1, 2012, which have been registered under the
Securities Act of 1933, as amended (the "Exchange Notes"). A Registration
Statement under the Securities Act of 1933 with respect to the Exchange Notes was declared effective by the Securities and Exchange Commission on September 7,
2004. As a result of the extension, the exchange offer is now scheduled to expire at 5:00 p.m. New York City time, October 14, 2004, unless further extended.

     The exchange offer was originally set to expire at 5:00 p.m., New York City time, on Tuesday, October 12, 2004. As of 5:00 p.m., New York City time, on
October 12, 2004, $199,350,000 aggregate principal amount of the Restricted
Notes had been tendered for exchange.

     Except for the extension of the expiration date, all of the other terms of the exchange offer remain as set forth in the exchange offer prospectus. This press release is not an offer to exchange Restricted Notes for Exchange Notes or the solicitation of an offer to exchange, which we are making only through a prospectus. Copies of the prospectus and transmittal materials governing the exchange offer may be obtained from the exchange agent, HSBC Bank, USA, National
Association at the following address and telephone number:

     HSBC Bank, USA, National Association
     One Hanson Place
     Lower Level
     Brooklyn, New York 11243
     (718) 488-4475

     Finlay Enterprises, Inc. through its wholly-owned subsidiary, Finlay Fine
Jewelry Corporation, is one of the leading retailers of fine jewelry and the largest operator of leased fine jewelry departments in department stores throughout the United States. The number of locations at the end of the second quarter of fiscal 2004 totaled 967.

This release may contain forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of
1995. Such forward-looking statements are based on Finlay's current expectations and beliefs, are not a guarantee of future performance and involve known and unknown risks, uncertainties and other factors. Actual results, performances or achievements may differ materially from those contained in, or implied by, these forward-looking statements, depending upon a variety of factors including, in particular, the risks and uncertainties described in Finlay's filings with the
Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to release publicly any revisions to these forward looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by
Finlay or any other person that the events or circumstances described in such statement are material.

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